CFX CORPORATION
                           1995 STOCK OPTION PLAN

                      INCENTIVE STOCK OPTION AGREEMENT


      THIS AGREEMENT dated as of _____________________, 199__ by and between CFX Corporation, a New Hampshire corporation (the "Company"), and
_________________ (the "Optionee").


     1. Grant of Option. Pursuant to the provisions of the CFX Corporation 1995 Stock Option Plan (the "Plan"), the Company hereby grants to the Optionee, subject to the applicable terms, definitions and conditions of the Plan which are incorporated herein by reference, and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company an aggregate of ________ shares of Common Stock, $1.00 par value, of the Company ("Stock") at the purchase price of $______ per share, such price being 100% of the fair market value of a share of Stock on ________________, 199__ (the "Date of Grant" as defined in the Plan) or 110% of the fair market value of a share of Stock on the Date of Grant if at such time the Optionee owns more than 10% of the total combined voting power of all classes of stock pursuant to Section 4(c)(2) of Article II of the Plan. This option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

      2. Exercise of Option. Optionee shall be entitled to first exercise this option with respect to the following number of shares of Stock during the following calendar years:

           Number of Shares                  Calendar Year
         of Stock Exercisable






After shares of Stock are subject to exercise in accordance with the above schedule, Optionee may exercise his option with respect to those shares in whole or in part at any time or times prior to the expiration date as defined in Section 3 hereof. This option shall be exercisable in accordance with the provisions of the Plan, in whole or in part at any time or times prior to the expiration date as defined in Section 3 hereof.

      Notwithstanding any provision of this Agreement to the contrary, no part of this option may be exercised if the Stock to be purchased is not subject to exercise in accordance with the above schedule. If at the time that this incentive Stock option becomes first exercisable in accordance with the above schedule, the aggregate fair market value (determined at the time of the grant) of Stock with respect to which incentive stock options are first exercisable during any calendar year under this Plan and all other stock option plans of the Company and its Subsidiaries exceeds $100,000, then the option shall be treated in part as an Incentive Stock Option and in part as an Non-qualified Stock Option, and the company may designate the shares of stock that are to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

      3. Expiration Date. No portion of this option may be exercised more than ________ years from the Date of Grant specified in Section 1 hereof, and this option shall expire at the end of such _____-year period. Additionally, except as provided in the Plan, this option shall expire when the Optionee terminates employment with the Company or a Subsidiary. This option may be exercised during such period only in accordance with the applicable provisions of the Plan and the terms of this Agreement.

      4. Limitation on Exercise. This option may not be exercised in whole or in part by Optionee for less than 100 shares of Stock unless only less than 100 shares of Stock remain subject to the option.

      5. Method of Exercise. This option shall be exercisable by a written notice which shall:

      (i) State the election to exercise the option, the number of shares of Stock with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

      (ii) Be signed by the person or persons entitled to exercise the option and, if the option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the option; and

      (iii) Be delivered in person or by registered or certified mail to the Treasurer of the Company.

      (iv) Be accompanied by signed written instructions acceptable to the Company in the event that Optionee desires the Company to deliver the Stock to Optionee's broker or to any party other than Optionee.

Such notice shall be accompanied by payment of the full purchase price of the shares of Stock with respect to which the option is being exercised. Payment shall be by certified or bank cashier's check, by the surrender and delivery to the Company of certificates representing shares of its Stock duly endorsed for transfer or accompanied by a duly executed assignment, or by an agreement signed by the Optionee to surrender and deliver to the Company certificates representing shares of its Stock duly endorsed for transfer, which may be effected by means of a duly executed assignment, transferring to the Company shares of Stock acquired through the exercise of the Option, or by a combination of such methods of payment. The certificate or certificates for shares of Stock as to which the option shall be exercised shall be registered in the name of the person or persons exercising the option.

      6. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      7. Adjustments. In the event of any change in the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, for any rights offering to purchase stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee appointed pursuant to Section 2 of Article I of the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder. Any adjustment so made shall be final and binding upon Optionee.

      8. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to this option prior to the date of issuance to him of a certificate or certificates for such shares.

      9. No Right to Continued Employment. This option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

      10. Compliance With Law and Regulations. This option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

      11. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the applicable terms and provisions thereof.

      12. Counterparts. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, CFX Corporation has caused this Agreement to be executed by its President or a Vice-President and Optionee has executed this Agreement, both as of the day and year first above written.

                                       CFX CORPORATION


----------------------------------     By:-------------------------------
Witness                                Its


----------------------------------     ----------------------------------
Witness                                Optionee





                    SCHEDULE 1 -- NOTATIONS AS TO EXERCISE


             Number of          Number of     Balance of        Authorized
Date of      Shares Subject     Purchased     Shares Subject    Signature
Exercise     To Exercise        Shares        To Exercise       and Date





                               CFX CORPORATION

                           1995 STOCK OPTION PLAN
                       INCENTIVE OPTION EXERCISE FORM


                                          -------------------------------
                                          Date
Treasurer
CFX CORPORATION

Dear Sir:

      The undersigned elects to exercise his option to purchase
________________ shares of Common Stock, $1.00 par value, of CFX Corporation ("the Company") under and pursuant to the Incentive Stock Option Agreement dated _______________, 199__ between the Company and the undersigned and the Company's 1995 Stock Option Plan.

Option Price: $____________________

Payment Options (select one or both)

      ___   (a)   Delivered herewith is a certified or bank cashier's check
                  or certificates representing shares of said stock (duly endorsed for transfer or accompanied by a duly executed assignment), or a combination of both, having a fair market value equivalent to, or when combined with payment submitted under Payment Option (b) equivalent to, the option price.

      ___   (b)   The undersigned hereby agrees to and authorizes the
                  surrender and delivery to the Company of certificates representing shares of said stock duly endorsed for transfer, which may be effected by means of a duly executed assignment delivered herewith, transferring to the Company shares of said stock being acquired through the exercise of this option and having a fair market value equivalent to, or when combined with payment submitted under Payment Option (a) equivalent to, the option price.

      The name or names to be on the stock certificate or certificates and the address and Social Security number of such person(s) are as follows:

Name -------------------------------------------

Address ----------------------------------------

Social Security Number -------------------------

      The undersigned hereby acknowledges and agrees that all of the Common Stock being purchased hereunder is being acquired pursuant to the terms and provisions of said Incentive Stock Option Agreement and the applicable terms and provisions of said Stock Option Plan.


                                       -------------------------------------
                                       Optionee